Exhibit 10.9

Execution Version – Diana Bushard

NOTICE OF RESTRICTED STOCK UNIT AWARD

The terms defined in the Company’s 2019 Equity Incentive Plan (as amended from time to time) (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”).

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan, this Notice of Grant, and the Restricted Stock Unit Agreement (hereinafter the “RSU Agreement”) under the Plan, as follows:

i)	Date of Grant: 8.13.21 (“Grant Date”)

ii)	Total number of RSUs: 15

-	Total Number of Non-Exempt RSUs: 5.44520548

-	Total Number of Exempt RSUs (as defined herein below): 9.5547945

iii)	Vesting Start Date: One (1) Year from Employee’s Grant Date (“VSD”)

iv)	Limitation on Acceleration: None

v)	Total Number of Authorized Shares on Grant Date: 1000 (Upon conversion, 1 RSU entitles the RSU Holder to 1 Share of the Company.)

vi)	Expiration Date: Ten (10) years from Grant Date (“Expiration Date”)

1. Vesting. You will receive a benefit with respect to an RSU only if it vests before the Expiration Date. Except as otherwise set forth herein, two vesting requirements must be satisfied in order for an RSU to vest: (i) a time and service-based requirement (the “Time-Based Requirement”) and (ii) the occurrence of a liquidity event (the “Liquidity Event Requirement”). Except as set forth in paragraph l(c) or in the Plan, Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied before the Expiration Date. The vesting date (“Vesting Date”) of an RSU will be the first date upon which both of the above requirements are satisfied with respect to that particular RSU.

a.	Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied (as to any then outstanding RSUs that have not theretofore been terminated pursuant to Section 3 of the RSU Agreement) on the first to occur of: (1) an underwritten public offering by the Company of its securities that is registered under the United States Securities Act of 1933, as amended (an “IPO”), (2) a Change of Control or (3) a Dissolution Event (both (2) and (3) as defined in the Plan).

b.	Time-Based Requirement: The Time-Based Requirement will be satisfied in installments as to the awarded RSUs as follows: (1) twenty-five percent (25%) of the total number of RSUs subject to an award will satisfy the Time-Based Requirement on the VSD. Thereafter, the remaining RSUs shall satisfy the Time-Based Requirement at a rate of 2.08333333% per month for an additional three (3) years from the VSD; in each case subject to Section 3 of the RSU Agreement.

c.	Exempt RSUs: Notwithstanding the foregoing, certain RSUs are exempt from the Time-Based Requirement set forth in paragraph l(b) above (each an “Exempt RSU”). Exempt RSUs will vest upon the occurrence of a Liquidity Event and are not subject to the Time-Based vesting requirements. Except as set forth in this paragraph l(c). all such Exempt RSUs shall remain subject to all other terms and conditions herein, including, but not limited to, the Expiration Date set forth herein above.

Execution Version – Diana Bushard

2. Settlement. If an RSU vests as provided for above, the Company will deliver one Share for that RSU. Notwithstanding the immediately preceding sentence, settlement of RSUs that become Vested RSUs upon a Change of Control will be made in Shares, unless otherwise specified in the definitive agreement for such Change of Control. Settlement will occur not later than thirty (30) days following the end of the year in which the Vesting Date applicable to that RSU occurs.

Participant understands that his or her employment or consulting relationship with the Company is for an unspecified duration, can be Terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship.

Participant acknowledges that, except as set forth in paragraph l(c) above, the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the satisfaction of the Time-Based Requirement and the occurrence of an IPO, Dissolution Event or Change of Control. Participant further acknowledges that except as otherwise set forth in the Plan, Participant will have no rights with respect to the RSUs or the Exempt RSUs to the extent an IPO, Dissolution Event or Change of Control does not occur (regardless of the extent to which the Time-Based Requirement is satisfied or deemed inapplicable pursuant to paragraph l(c) above).

By Your signature and the signature of the Company’s representative below, You and the Company agree that the RSUs are granted under and governed by the terms and conditions of the Plan, this Notice of Grant and the RSU Agreement. You agree that You have reviewed the Plan, this Notice of Grant and the RSU Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Notice of Grant, and fully understand all provisions of the Plan, this Notice of Grant and the RSU Agreement.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Members holding Voting Shares (as defined in the Plan) in the Company (the “Voting Members”) upon any questions relating to the Plan, this Notice of Grant and the RSU Agreement. You further agree to notify the Company upon any change in Your residence address.

Bloom Holdco LLC

By:	/s/ Alain Meier
Name:	Alain Meier
Title:	Member, Board of Managers

Participant

By:	/s/ Alain Meier
Name:	Diana Bushard
52 Chestnut Street